SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  August 21, 1998



                    UNITED ROAD SERVICES, INC.
      (Exact name of Registrant as specified in its charter)



    Delaware             000-24019             94-3278455
 (State or Other        (Commission          (IRS Employer
 Jurisdiction of        File Number)         Identification
 Incorporation)                                   No.)



     8 Automation Lane, Albany, New York                    12205
     (Address of Principal Executive Offices)     (Zip Code)


      Registrant telephone number, including area code:  (518) 446-0140

Item 2.  Acquisition or Disposition of Assets

     On August 21, 1998, United Road Services, Inc. (the "Company") purchased all of the capital stock of E & R Towing and Garage, Inc., an Illinois corporation ("E & R") from Gerald J. Corcoran, Edward V. Corcoran, Edward V. Corcoran, Jr. and David Corcoran. The Company also purchased all of the capital stock of Environmental Auto Removal, Inc., an Illinois corporation ("EAR"), from Gerald J. Corcoran and Edward V. Corcoran. The aggregate purchase price for E&R and EAR was approximately $26.0 million, consisting of approximately $22.8 million in cash and approximately $3.2 million in shares of the Company's Common Stock. The cash portion of the purchase price was funded from amounts available under the Company's credit facility with various financial institutions for which Bank of America National Trust and Savings Association acts as agent. In connection with these transactions, the Company assumed approximately $970,000 of outstanding indebtedness of E & R and EAR. The purchase price was determined on the basis of arms-length negotiations between the Company and the shareholders of E & R and EAR. Each acquisition was effected pursuant to a separate stock purchase agreement between the Company and the shareholders of E & R and EAR, respectively.

     E & R and EAR provide towing and transport services to the City of Chicago, its suburbs and to other national customers. Combined, E & R and EAR service an estimated 300,000 vehicles per year, own approximately 90 specialty service vehicles and employ over 200 persons. Under the Company's ownership, E & R and EAR will continue to provide motor vehicle and equipment towing, recovery and transport services.

     The foregoing description of the Company's acquisition of E & R and EAR is qualified in its entirety by reference to the stock purchase agreements attached as Exhibit 2.1 and Exhibit 2.2, respectively, which are hereby incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

     (a)       Financial Statements of Businesses Acquired.

     The required financial statements are not currently available. Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the required financial statements will be filed as soon as practicable, but no later than November 4, 1998.

     (b)  Pro Forma Financial Information.

     The required pro forma financial information is not currently available. Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the required pro forma financial information will be filed as soon as practicable, but no later than November 4, 1998.

     (c)  Exhibits.

     See Index to Exhibits.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of September, 1998.

UNITED ROAD SERVICES, INC.


By:  /s/ Donald J. Marr
     Name:  Donald J. Marr
     Title:     Chief Financial Officer

                              INDEX TO EXHIBITS

     2.1 Stock Purchase Agreement, dated as of August 21, 1998, by and among United Road Services, Inc., E & R Towing and Garage, Inc., Gerald
          J. Corcoran, Edward V. Corcoran, Edward V. Corcoran, Jr. and David Corcoran.

     2.2 Stock Purchase Agreement, dated as of August 21, 1998, by and among United Road Services, Inc., Environmental Auto Removal, Inc., Gerald J. Corcoran and Edward V. Corcoran.